UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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The Allied Defense Group, Inc.

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The Allied Defense Group, Inc., a Delaware corporation (the “Company”), hosted a conference call at 9:00 a.m. (ET) on January 19, 2010 to discuss the proposed merger pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) dated January 18, 2010 between the Company, Chemring Group PLC, a company organized under the laws of England and Wales (“Chemring”), and Melanie Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Chemring.
Below is a transcript of the conference call. While every effort has been made to provide an accurate transcription, there might be typographical mistakes, indications of inaudible statements, errors, omissions or inaccuracies in the transcript. The Company believes that none of these inaccuracies is material. A replay of the call will be available through 11:59 p.m. (ET) on April 19, 2010. To access the replay, please call (888) 203-1112 in the United States, or (719) 457-0820 outside the United States, and enter the following code: 4832346.
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Operator: Good morning, ladies and gentlemen. Thank you for standing by and welcome to the Allied Defense Group Announcement Discussion Conference Call.
One note that today’s call is being recorded. At this time, all participants are in a listen-only mode.
And now, I would like to introduce the conference and turn it over to Geoff Grande of FD. Please go ahead, sir.
Geoff Grande: Thank you, Sara. And again welcome, everyone, to today’s conference call to discuss the Allied Defense Group’s merger agreement with Chemring Group PLC. A copy of our complete press release issued a short time ago is available in the Investor Relations section of our company’s website at www.allieddefensegroup.com.
We are joined today by Major General retired John Marcello, CEO and President of the Allied Defense Group; Debbie Ricci, our CFO; and Mike Helme, Managing Director of Chemring Group’s European Division.
Before I turn the call over to John, I’d like to first draw your attention to the following. Certain matters discussed on this conference call will constitute forward-looking statements within the meaning of US Securities laws. These statements reflect our current views with respect to future events or financial performance and are based on management’s current assumptions and information currently available. Actual results and the timing of certain events could differ materially from those projected or contemplated by the forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce revisions to these forward-looking statements other than as is required under the Federal Securities laws.
In connection with the proposed merger, the Allied Defense Group will file a proxy statement and relevant documents concerning the proposed merger transaction with the SEC. The definitive proxy statement will be mailed to the Allied Defense Group shareholders in advance of this special meeting. Shareholders of the Allied Defense Group are urged to read the proxy statement and any other relevant documents filed with the SEC when they become available.
With that, let me turn the call over to John Marcello, Chief Executive Officer of the Allied Defense group. John?
John Marcello: Thank you, Geoff, and thank you all for joining us this morning. Today is a very important day in the history of our company. This morning, we announced that the Allied Defense Group has signed a merger agreement, pursuant to which we will be acquired by Chemring Group PLC. This deal is based on the Chemring offer of $7.25 per share in cash, which represents a 54% premium over Friday’s closing price. This is a significant premium and underscores the strategic importance and value of our organization; it validates the path the company has taken to focus on its leadership in the ammunition and related services market.

In the past two years, the Allied Defense Group has completely transformed itself. We have divested in non-core subsidiaries and implemented major operational improvements in our business units which support our core competencies in ammunition. We have increased our global market share, particularly in the mid-sized ammunition in which we specialize, and we have penetrated and showed significant growth in a new business sector, the services industry. We have accumulated many new clients and diversified our customer base. However, despite all of these achievements, as you know, the business remains capital constrained. While we have managed the business effectively in the face of this challenge, we fail to realize all of the opportunities presented to us in the market because of it. Chemring’s financial strength and commitment to invest in the business will allow this potential to be realized. The benefits of this transaction are significant.
For our investors, this is an all-cash deal that provides a 54% gain over Friday’s closing price and a 47% gain over the average closing price over the year, the past year. It also values the company at an implied multiple greater than 10 times EBITDA. This is a significant premium and compares favorably to other transactions in our industry. For our employees, this provides an opportunity to work for a stronger, more competitive company. And for our customers, the capabilities of our ammunition and related services business, combined with Chemring’s existing energetic materials expertise, will provide manufacturing process efficiencies and a broadening of the product suite over time.
We have done business with Chemring for many years. They’ve been a vendor and a competitor of ours and even purchased one of our subsidiaries, Titan Dynamics, in 2008. Throughout each of those events, Chemring’s professionalism, integrity, and understanding of the global ammunition business were clear.
On that note, it’s important to mention that this agreement is the culmination of a comprehensive and competitive review process that began more than two years ago. You will recall that in 2007, our Board undertook a review of strategic alternatives. In conjunction with this review, the investment bank, Houlihan Lokey, was retained to advise the Allied Defense Group on its alternatives in the process. Houlihan is one of the largest financial advisors to middle market companies, and it is very active in the defense markets. Houlihan Lokey reached out to and were approached by a number of companies active in the ammunitions markets, engaged in similar related markets, as well as financial buyers that invest in the international defense industry. Our Board of Directors actively administered the auction process that led to the Chemring offering.
In summary, I want you each to know that I strongly support the decision of the Allied Defense Group’s Board of Directors, who recommend the sale of the company to Chemring on the terms agreed upon. This deal makes sense for all the parties involved, and I ask you to vote in favor of the transaction when you receive your proxy statement in a few weeks.
And now, joining us on the call today is Mike Helme, Managing Director of Chemring Europe. I’d like to turn the call over to Mike at this point for his comments on this transaction. Mike?
Mike Helme: Thank you, John. Dr. David Price, Chief Executive of Chemring Group PLC, has summarized Chemring’s due of the acquisition of Allied Defense Group as follows:
“The acquisition of the Allied Defense Group will significantly enhance our business within the global ammunition and ammunition-related service markets. It provides a complementary range of products and manufacturing technologies and increases the strength of our product engineering capabilities. I am confident that the combined business will provide a strong platform for growth and create a world leader in these markets.”
Chemring Group is a focused defense business listed on the London Stock Exchange with a market capitalization of about one billion sterling, which is about 1.6 billion US dollars. It operates in four market sectors, segments, connected with energetic materials, pyrotechnics, explosive ordinance disposal, munitions, and counter-measures. Chemring is the world leader in expendable counter measures and is also a leading supplier of naval ammunition and specialist mortar rounds to NATO and other advance defense customers.

Since September 2005, Chemring has invested about 330 million sterling in 13 acquisitions, including most recently High Share Technology Corporation. A key element of Chemring’s strategy is the investment in developing newly acquired business. Chemring has committed significant investments in new products, new facilities, and state-of-the art equipment to ramp up production capacity to meet demand.
Chemring looks forward to working with Allied Defense Group towards the successful completion of this transaction and to developing the business as part of the Chemring Group.
John Marcello: Thanks, Mike. I’d now like to turn the call over to Debbie Ricci, CFO of the Allied Defense Group, for a review of the terms of the agreement. Debbie?
Debbie Ricci: Thank you, John. As they have mentioned, the Allied Defense Group has reached the merger agreement, pursuant to which Chemring Group PLC will acquire all of the outstanding shares of ADG common stock for $7.25 per share in cash. The transaction is valued at approximately $59 million for the equity of the company, including consideration paid to holders with outstanding options. Chemring will assume all debt obligations and make all additional working capital investments in both subsidiaries. The agreement is a fixed price deal that does not allow for adjustment of the per share price. The Board of Directors of the Allied Defense Group, after receiving a fairness opinion from Houlihan Lokey, voted unanimously on January 17th to recommend that the shareholders of the ADG vote in favor of the transaction. Subject to approval by our shareholders and other customary regulatory filing periods, we expect the transaction to close within 90 days.
The merger agreement contains standards terms and conditions for a transaction of this nature, including restrictions on our ability to operate outside of the ordinary course of business between now and closing. The merger agreement provides for a customary fiduciary out provision, which allows the Board to accept an unsolicited superior proposal for the sale of the company, subject to a payment of a 1.2 million termination fee.
This morning, we filed an 8-K with a copy of the merger agreement attached, along with a more detailed summary of the material terms of the agreement. We refer you to that 8-K filing, the proxy statement, and related documents concerning the proposed merger transaction that we intend to file with the SEC. A proxy statement further explaining the transaction and the approval process will be filed with the SEC in the next 30 days. The ADG Board of Directors will call a special shareholders meeting requesting that all shareholders vote in favor of the merger transaction. At that time, the company will announce the date of record, as well as the date and time of the special shareholders meeting. All of that information will be contained in a definitive proxy statement mailed to ADG stockholders.
I’ll now turn the call back over to John.
John Marcello: Thank you, Debbie. In closing, I want to thank all of you for your continued support. This transaction is an important step forward in the strategic development of ADG’s operating subsidiaries and validates the hard work and progress that our employees have delivered over the years. It has been the goal of the Allied Defense Group to maximize shareholder value, and I believe the merger transaction with Chemring achieves that goal. I strongly support the proposed transaction and ask you, the ADG shareholders, to vote in favor when you receive your proxy statement. The bottom line is this agreement is with the right partner, at the right price, and at the right time, with the company and its stakeholders to gain maximum benefit.
We look forward to updating you on the process as it moves forward in the coming weeks. With that, I’ll now turn the call back over to our Operator. Sara?
Operator: Thank you, ladies and gentlemen. That does conclude today’s conference. We thank you for your participation. You may now disconnect.
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Additional Information and Where to Find It

This communication may be deemed to be a solicitation of proxies from the Company’s stockholders in connection with the proposed merger referenced in this transcript. The Company will file a proxy statement and relevant documents concerning the proposed merger with the Securities and Exchange Commission (“SEC”). Investors and security holders of the Company are urged to read the proxy statement and any other relevant documents filed with the SEC when they become available because they will contain important information about the Company and the proposed transaction. The proxy statement (when it becomes available) and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by the Company by contacting Investor Relations, The Allied Defense Group, Inc., 8000 Towers Crescent Drive, Suite 260, Vienna, Virginia 22182, telephone number (703) 847-5268. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.
Participants in Solicitation
The Company and its directors and executive officers may, under SEC rules, be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed merger. Information about the directors and executive officers is included in the Company’s most recent proxy statement and Annual Report on Form 10-K filed with the SEC. Information concerning all of the Company’s participants in the solicitation will be included in the proxy statement relating to the proposed merger when it becomes available. Each of these documents is, or will be, available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations, The Allied Defense Group, Inc., 8000 Towers Crescent Drive, Suite 260, Vienna, Virginia 22182, telephone number (703) 847-5268.
Safe Harbor for Forward-Looking Statements
This communication, and other statements that the Company may make, including statements about the benefits of the proposed merger, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, with respect to the Company’s anticipated financial performance, business prospects and plans and similar matters. Forward-looking statements are typically identified by words or phrases such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast” and other words and terms of similar meaning.
The Company cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and the Company assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance. In addition to factors previously disclosed in the Company’s documents filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the introduction, withdrawal, success and timing of business initiatives and strategies; changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in demand for products or services; the impact of increased competition; the unfavorable resolution of legal proceedings; the impact, extent and timing of technological changes and the adequacy of intellectual property protection; the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of governmental agencies relating to the Company; terrorist activities and international hostilities, which may adversely affect the general economy, financial and capital markets, specific industries and the Company; the occurrence, geographic areas impacted and severity of earthquakes, hurricanes, tornadoes or other natural disasters; the ability to attract and retain highly talented professionals; the stockholders of the Company may not approve and adopt the Merger Agreement at the special meeting of the Company’s stockholders; Chemring and the Company may be unable to complete the proposed merger because, among other reasons, conditions to the closing of the merger may not be satisfied or waived; and the outcome of any legal proceedings to the extent initiated against the Company and others following the announcement of the merger cannot be predicted.
The Company’s Annual Report on Form 10-K and the Company’s subsequent reports filed with the SEC and accessible on the SEC’s website at www.sec.gov discuss certain of these factors in more detail and identify additional factors that can affect forward-looking statements.